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                                                                     EXHIBIT 5.1

                                                                  _________,1999




BancBoston Robertson Stephens Inc.
Thomas Weisel Partners LLC
US Bancorp Piper Jeffray
Volpe Brown Whelan & Company
   c/o BancBoston Robertson Stephens
   555 California Street
   San Francisco, CA 96104

                         Re: MapQuest.com, Inc.
                             ------------------

Ladies and Gentlemen:

     We have acted as special counsel to MapQuest.com, Inc., a Delaware corporation (the "Company"), in connection with the purchase by you of an aggregate of 4,600,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company from the Company pursuant to the Underwriting Agreement between you and the Company dated _____________, 1999 (the "Underwriting Agreement"). Capitalized terms used and not otherwise defined herein shall have the meaning given those terms in the Underwriting Agreement.

     We have examined the Registration Statement on Form S-1 (File No. 333-72667) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement") and the Company's prospectus dated _____________, 1999 (the "Prospectus") filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificates representing the Shares, of which we have examined a specimen) and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity
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to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular Mayer, Brown & Platt attorneys who have represented the Company in connection with the preparation of the Registration Statement, the Prospectus and the Recapitalization Agreement (as defined herein). Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any factual matters and no inference as to our knowledge concerning such facts should be drawn.

     As you are aware, we have represented the Company in connection with preparation of the Registration Statement and the Prospectus and are not generally familiar with the day-to-day business, operations, properties or activities of the Company.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. The Company is validly existing as a corporation in good standing under the laws of the state of Delaware.

     2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     3. The Company is duly qualified to do business as a foreign corporation in the states of California, Colorado, New York, Pennsylvania and Maryland and is in good standing in the states of California, Colorado, New York, Pennsylvania and Maryland. To our knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than its fifty percent-owned joint venture interest in Donnelley Spatial Data Partnership.

     4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid (other than capital stock of the Company issued in consideration for promissory notes and as to which we express no opinion) and nonassessable, and, to our knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first
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refusal or other similar right except to the extent set forth in the Consent and
Waiver, dated as of April __, 1999 (the "Consent and Waiver"), among the Company and the security holders named therein relating to the Amended and Restated Rights Agreement, dated as of July 17, 1997, among the Company and the holders of Preferred Stock party thereto or where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

     5. The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of the Underwriting Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and, upon the effectiveness of the Registration Statement, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

     6. The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it thereunder.

     7. Each of the Recapitalization Agreement, dated as of ________, 1999 (the "Recapitalization Agreement"), among the Company and the security holders named therein and the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and each such agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     8. The Registration Statement has become effective under the Securities Act and the Prospectus was filed on _______, 1999 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

     9. The 8-A Registration Statement complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the 8-A Registration Statement has become effective under the Exchange Act; and the Shares have been validly registered under the Securities Act and the rules and regulations promulgated under the Exchange Act.
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     10.  The Registration Statement and the Prospectus (other than the financial statements (including supporting schedules) and financial data derived therefrom and statistical data as to which we express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations.

     11. The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is an accurate summary of such matters and conclusions; and the form of certificates evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with the Delaware General Corporation Law.

     12. The description in the Registration Statement and the Prospectus of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company are accurate and contain the information required to be presented by the Securities Act.

     13. To our knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required.

     14. The Company's performance of the Underwriting Agreement (other than performance of the Company's indemnification obligations hereunder, as to which we express no opinion) and compliance by the Company with its provisions will not (a) result in any violation of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or (b) to our knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument filed as an Exhibit to the Registration Statement, or any applicable New York or Federal statute, rule or regulation known to us or, to our knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

     15. No consent, approval, authorization or order of or qualification with any New York or Federal court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the Company's execution of, and compliance with, the Underwriting Agreement except (i) such as
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have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the National Association of Securities Dealers, LLC, (iv) such as may be required under the federal or provincial laws of Canada and (v) such as may be required under the securities laws of the United Kingdom.

     16. To our knowledge, the Company is not presently (a) in violation of its Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws of the Company or (b) in material breach of any applicable New York or Federal statute, rule or regulation known to us or, to our knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations, except for those breaches which, either individually or in the aggregate, would not reasonably be likely to produce a Material Adverse Effect.

     17. To our knowledge, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to us to registration of such shares of Common Stock or other securities because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights to the extent set forth in the Recapitalization Agreement.

     18. The Company is not and, after giving effect to the offering and the sale of the Firm Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraphs 11 and 12 above. In the course of the preparation by the Company for the Registration Statement and the Prospectus, we participated in conferences with certain officers and employees of the Company, with representatives of Ernst & Young LLP and with Venable, Baetjer, Howard & Civiletti, LLP, counsel to the Company. Based upon our examination for the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as
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of ____________ __, 1999 complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder in all, except that in each case we express no opinion with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement and the Prospectus and (ii) we have no reason to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus.

     With respect to any matters concerning the Delaware General Corporation Law involved in the opinions set forth above, we draw your attention to the fact that we are not admitted to practice in the State of Delaware and are not experts in the law of such jurisdiction, and that any such opinions concerning the Delaware General Corporation Law are based upon our reasonable familiarity with the Delaware General Corporation Law and as a result of our prior involvement in transactions concerning such law.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and the Delaware General Corporation Law.

     This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon, by or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                    Very truly yours,